                                                                    EXHIBIT 10.8

                             WHITTAKER CORPORATION
                          SUPPLEMENTAL BENEFITS PLAN
                          --------------------------

     This Supplemental Benefit Plan (hereinafter referred to as the "Plan") has been adopted by the Board of Directors of Whittaker Corporation, a Delaware corporation (hereinafter referred to as the "Company"), effective as of January 1, 1988.

     1. Purpose
        -------

        The purpose of the Plan is to provide supplemental retirement income for certain Employees who participate in the Whittaker Corporation Employees' Pension Plan whose retirement benefits are reduced because of the maximum limitation on annual compensation under Code Section 401(a)(17).

     2. Definitions
        -----------

        The following definitions, set forth in alphabetical order, are used throughout the Plan. Terms or phrases appearing in capital letters that are not defined below shall have the same meanings as under the Retirement Plan, as defined below.

        (a) "Board of Directors" means the Board of Directors of the Company.

        (b) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

        (c) "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

        (d) "Participant" means an executive officer of Whittaker Corporation who satisfies the conditions for eligibility described in Section 3. The term "Participant" shall also include the Beneficiary of a deceased Participant.

        (e) "Retirement Plan" means the Whittaker Corporation Employees' Pension Plan, as amended from time to time, which is a defined benefit pension plan qualified under Section 401(a) of the Code.

        (f) "Supplemental Benefit" means the benefit described in Section 4.

     3. Eligibility to Participate
        --------------------------

        Each Participant whose aggregate pension benefit under the Retirement Plan and any other defined benefit pension

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of an Affiliated Company is reduced by reason of the maximum limitation on annual compensation under Code Section 401(a)(17).

     4. Supplemental Benefits
        ---------------------

        (a) Amount of Benefits
            ------------------

            Each Participant shall be entitled to a Supplemental Benefit under this Plan in an amount equal to the actuarial equivalent of (i) - [(ii) +
(iii)], where:

            (i) equals the aggregate amount of monthly pension benefit payable to the Participant under the Retirement Plan and any other defined benefit pension plan of an Affiliated Company on the normal benefit commencement date specified in the Retirement Plan and such other defined benefit pension plan, as determined under the normal retirement benefit formula of the Retirement Plan and such other defined benefit pension plan before applying any provision of the Plan that would reduce benefits because of the maximum benefit limitations under Code Section 415 or the maximum dollar limitation on annual compensation under Code Section 401(a)(17);

           (ii) equals the aggregate amount of a Participant's monthly pension benefit determined in paragraph (i) above after applying the maximum benefit limitations under Code Section 415 and the maximum dollar limitation on annual compensation under Code Section 401(a)(17); and

          (iii) equals the aggregate amount of the monthly pension benefit payable to the Participant pursuant to the terms of the Whittaker Corporation Excess Benefit Plan, as amended from time to time thereafter.

        (b) Form of Benefits
            ----------------

            The Supplemental Benefit determined in subsection (a) above shall be paid to the Participant in the form of a monthly, straight-life annuity. The amount of such annuity shall be determined by the actuary for the Retirement Plan using the actuarial assumptions set forth in the Retirement Plan for purposes of determining the actuarial equivalent of alternative forms of benefits.

     5. Vesting
        -------

        Subject to the rights of general creditors as set forth in Section 7 and the right of the Company to discontinue the Plan as provided in Section 10, a Participant shall have a vested and nonforfeitable interest in the Supplemental Benefit to the same extent and in the same manner as the Participant's benefits become vested under the Retirement Plan.

     6. Commencement of Benefits
        ------------------------

        The Supplemental Benefit under this Plan shall commence on the later of:
(a) the date on which the Participant is first eligible to begin receiving a benefit under the Retirement Plan; or (b) the first day of the month next following the date of the Participant's Severance from the Company.

     7. Funding of Benefits
        -------------------

        (a) The Plan shall be unfunded and each Participant shall have the status of a general unsecured creditor with respect to the Company's obligation to make payments under this Plan. All benefits payable under the Plan shall be paid from the Company's general assets, and nothing contained in the Plan shall require the Company to set aside or hold in trust any funds for the benefit of a Participant. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

        (b) Notwithstanding the provisions of subsection (a), the Company may, at the direction, and in the absolute discretion, of the Board of Directors, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Company, and no Participant shall at any time have a prior claim to such assets.

     8. Administration of the Plan
        --------------------------

        The Committee shall administer the Plan. The Committee shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

        (a) Resolving all questions relating to the eligibility Of an Employee to become a Participant;

        (b) Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

        (c) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and

        (d) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

        Any action taken or determination made by the Committee shall, except as otherwise provided in Section 11 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

        Notwithstanding the foregoing, the Committee may delegate to one or more persons or entities any or all of the responsibilities, duties or powers of the Committee under this Plan.

     9. Claims Procedure
        ----------------

        (a) If a Participant (hereinafter referred to as the "Claimant") does not receive the timely payment of the benefits which the Claimant believes are due under the Plan, the Claimant may make a claim for benefits in the manner hereinafter provided.

            All claims for benefits under the Plan shall be made in writing and shall be signed by the Claimant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." If the Claimant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Claimant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

            Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

            In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Claimant in writing of the denial of the claim and notify the Claimant of his or her right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Claimant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section.

            If no action is taken by the Claims Coordinator on an Claimant's claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.

        (b) Any Claimant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Committee. Such appeal must be made within three months after the Claimant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

            (i) request a review by the Committee of the claim for benefits under the Plan;

           (ii) set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

          (iii) set forth any issues or comments which the Claimant deems pertinent to the appeal.

          The Committee shall regularly review appeals by Claimants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

          The Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant in connection therewith. The Committee may require the Claimant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

          On the basis of its review, the Committee shall make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

          In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee's decision is based.

     10. Miscellaneous
         -------------

         (a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Company or an Affiliated Company or shall limit or restrict the right of the Company or any Affiliated Company to terminate the employment of a Participant at any time with or without cause.

         (b) Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant. In addition, none of the rights of a Participant are transferable by inter vivos gift or testamentary disposition.

         (c) The Plan may be amended at any time by the Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time, and any amendment adopted by the Board of Directors shall supersede any prior or later amendment adopted by the Committee that is inconsistent with the action of the Board of Directors. No amendment shall have the effect of decreasing a Participant's accrued benefit.

         (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, except for Supplemental Benefits in pay status, in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based on judicial decisions or administrative pronouncements of the Department of Labor that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt, in the sole discretion of the Board of Directors either (i) the Plan shall thereafter be modified and operated and administered in such a manner as to comply with the provisions of Parts 2, 3 and 4 of Title I of ERISA or (ii) the Plan shall terminate and no further benefits shall accrue hereunder. If the Plan is terminated, the benefit of each Participant accrued under the Plan on the date of termination shall be paid immediately to such Participant in a single lump sum payment.

         (e) If any benefit payment hereunder becomes payable to a Participant determined by the Committee to be under any legal incapacity, payments under this Plan shall be made to the guardian or legal representative of such person and such payment shall constitute a full and complete discharge of all obligations under this Plan to the Participant.

         (f) If multiple claims are received by the Committee with respect to any benefits payable under this Plan, payment by the Committee to such person or persons as the Committee determines to be entitled to receive such payment shall constitute a full and complete discharge of all obligations with respect to such payment. Benefit payment under this Plan may be suspended by the Committee pending resolution to the satisfaction of the Committee of multiple claims.

         (g) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (h) The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of California.

         Executed at Los Angeles, California this 23rd day of November, 1988.
                                                  ----        --------

                                         WHITTAKER CORPORATION

                                         By: /s/ ^^??^^
                                            ----------------------
                                             Its:  VP
                                                 -----------------
the beginning thereof.

     WHEREAS the Board of Directors of this corporation (the "Board") previously adopted the Whittaker Corporation Supplemental Benefit Plan (the "Plan"); and

     WHEREAS Section 10(c) of the Plan provides that the Board may amend the Plan at any time, and the Board has determined that it is now necessary and appropriate to amend the Plan as hereinafter set forth.

     NOW, THEREFORE, BE IT RESOLVED that Section 2 of the Plan is hereby amended by adding the following new paragraphs at the end thereof:

          "(g) `Day of Service' means, in the case of any Employee, each day during any period commencing with the day on which the Employee first enters into active service as an Employee on or following his most recent date of rehire by the Company or any Affiliated Company and ending on the date of his next following Severance. If an Employee's Severance date is the date of his retirement, discharge or voluntary termination of employment, then Day of Service shall also include each day between such Severance date and the date upon which the Employee recommences active service as an Employee if the Employee recommences such active service Prior to:

               (1) The first anniversary of such Severance date if such Severance date did not occur during an absence from service by the Employee for a reason other than retirement, discharge or voluntary termination of employment; or

               (2) The first anniversary of the date on which the Employee was first absent from service for a reason other than retirement, discharge or voluntary termination of employment if such Severance date occurred during such absence.

               Credit for Days of Service shall be given with respect to periods of military service to such extent and for such purposes as are required by applicable federal law. Credit for Days of Service shall be given with respect to service performed for an operating unit, division or subsidiary of any corporation, trade or business that is acquired by the Company or any Affiliated Company commencing on the effective date of such acquisition. Notwithstanding the provisions of paragraph (1), the Board of Directors or the Committee by resolution may provide that, for purposes of determining Vested Service, credit for Days of Service also shall be given with respect to service performed for such an entity prior to the effective date of the acquisition. Finally, Days of Service shall include any period of service that constitutes service with a predecessor employer within the meaning of Section 414(a)(1) of the Code.

          (h) 'Early Retirement Age' means the date on which a Participant attains age 55 and completes at least 10 years of Vested Service, as determined for purposes of this Plan and the Retirement Plan.

          (i) 'Normal Retirement Age' means the date on which a Participant attains age 65. Notwithstanding the foregoing, effective with respect to Participants who are hired after attaining age 60 and after December 31, 1988, Normal Retirement Age means the fifth anniversary of the date on which such a Participant becomes a Participant in the Plan.

          (j) 'Severance' means a Participant's termination of employment with the Company and all Affiliated Companies for any reason at any time.

          (k) 'Vested Service' means the number of years of an Employee's Vested Service determined according to this subsection. An Employee shall be deemed to accrue a full year of Vested Service for each calendar year during which he completes at least 365 Days of Service as an Employee. In addition, an Employee shall be deemed to accrue a fractional year of Vested Service in any calendar year in which he completes one or more but less than 365 Days of Service as an Employee. Such fractional year of Vested Service shall be computed by dividing the number of Days of Service completed by the Employee during such calendar year by 365."

     RESOLVED FURTHER that Section 5 of the Plan is hereby amended in its entirety to read as follows:

          "5. Reduction of Excess Benefits
              ----------------------------

          Notwithstanding any provision of the Plan to the contrary, the Supplemental Benefit of each Participant who has a Severance prior to the date on which he attains Normal Retirement Age and is not again an Employee on such date shall be proportionately reduced in accordance with the following schedule:

Participant's Years                                    Reduction
of Vested Service                                      Percentage
-------------------                                    ----------
Less than 5                                               100%
At least 5                                                  0%"

          RESOLVED FURTHER that Section 6 of the Plan is hereby amended in its entirety to read as follows:

          "6. Commencement of Benefits

          The Supplemental Benefit under this Plan shall commence on the first day of the month next following the later of: (a) the date on which the Participant has a Severance; (b) in the case of a Participant who completes at least 10 years of Vested Service prior to his Severance, the date on which the Participant attains Early Retirement Age; or (c) in the case of a Participant who does not complete at least 10 years of Vested Service prior to his Severance, the date on which the Participant attains Normal Retirement Age."

     RESOLVED FURTHER that the last two paragraphs of Section 8 of the Plan are hereby amended to read as follows:

          "Notwithstanding the foregoing, the Committee may delegate to one or more persons or entities any or all of the responsibilities, duties or powers of the Committee under this Plan. Any action taken or determination made by the Committee or its delegatees shall, except as otherwise provided in

     Section 10, be conclusive as to all parties. Neither a member of the Committee nor a delegatee may vote on, or take any action with respect to, any matter relating to such member or delegatee. If a delegatee cannot take any action with respect to a matter, such action shall be taken by the Committee. Similarly, if a majority of the members of the Committee cannot take any action with respect to a matter, such action shall be taken by the Board of Directors."

     RESOLVED FURTHER that the first sentence of Section 10(b) of the Plan is hereby amended by deleting the phrase "Except as otherwise provided in the Plan," from the beginning thereof.

     RESOLVED FURTHER that Section 10(c) of the Plan is hereby amended by adding the following two sentences at the end thereof:

     "If the Plan is terminated, no additional Supplemental Benefits shall accrue after the termination date. Any Supplemental Benefits that have already accrued as of the termination date shall be distributed at the time and in the manner specified in Section 4(b) and Section 6, above."

     RESOLVED FURTHER that Section 10(d) of the Plan is hereby amended in its entirety to read as follows:

          "The Plan is intended to provide benefits for 'management or highly compensated employees' within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, if a court of competent jurisdiction, the Department of Labor or the Internal Revenue Service, as the case may be, makes a final determination that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt, then in the sole discretion of the Board of Directors either (i) the Plan shall thereafter be modified and operated and administered in such a manner as to comply with the provisions of Parts 2, 3 and 4 of Title I of ERISA, or (ii) the Plan shall terminate and no further benefits shall accrue hereunder. If the Plan is so terminated, then, notwithstanding
     Section 10(c), the benefit accrued under the Plan as of the termination date by each Participant (including a Participant whose benefit is in pay status) shall be paid to such Participant in a single lump sum payment within 30 days after the termination date."

     RESOLVED FURTHER that Section 10 of the Plan is hereby amended by moving
Section 10(f) to the end of Section 9 and redesignating Sections 10(g) and 10(h) as Sections 10(f) and 10(g), respectively.

                           * * * * * * * * * * * * *

          I, Edward R. Muller, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation: that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held May 18, 1990, at which meeting a quorum of said Board was at all times present and acting and that said resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Date: June 12, 1990

                                         /s/ Edward R. Muller
                                         ------------------------
                                             Edward R. Muller
                                                Secretary

                        CERTIFIED COPY OF RESOLUTIONS
                         OF THE BOARD OF DIRECTORS OF
                             WHITTAKER CORPORATION

          WHEREAS the Board of Directors of this corporation (the "Board") previously adopted the Whittaker Corporation Supplemental Benefit Plan (the "Plan"); and

          WHEREAS Section 10(c) of the Plan provides that the Board may amend the Plan at any time, and the Board has determined that it is now necessary and appropriate to amend the Plan as hereinafter set forth.

          NOW, THEREFORE, BE IT RESOLVED that Section 4(a)(i) of the Plan is hereby amended in its entirety to read as follows:

               "(i)   equals the aggregate amount of monthly pension benefit
          payable to the Participant under the Retirement Plan (without regard to the Third Amendment to such Plan) and any other defined benefit pension plan of an Affiliated Company on the normal benefit commencement date specified in the Retirement Plan and such other defined benefit pension plan, as determined under the normal retirement benefit formula of the Retirement Plan (without regard to the Third Amendment to such Plan) and such other defined benefit pension plan before applying any provisions of such plans that would reduce benefits because of the maximum benefit limitations under Code
          Section 415 or the maximum dollar limitation on annual compensation under Code Section 401(a)(17);".

                             * * * * * * * * * * *

     I, Nadine D. Leonsky, do hereby certify that I am a duly elected and acting Assistant Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held November 9, 1990, at which meeting a quorum of said Board was at all times present and acting and that said resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

     Date: July 12, 1991

                                                /s/ Nadine D. Leonsky
                                                ------------------------
                                                    Nadine D. Leonsky
                                                   Assistant Secretary